AMENDED SCHEDULE A

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund	Effective Date
Schwab International Index Fund	July 21, 1993

Schwab Small-Cap Index Fund	October 14, 1993

Schwab MarketTrack Growth Portfolio	September 25, 1995

Schwab MarketTrack Balanced Portfolio	September 25, 1995

Schwab MarketTrack Conservative Portfolio	September 25, 1995

Schwab S&P 500 Index Fund	February 28, 1996

Schwab Core Equity Fund	May 21, 1996

Laudus International MarketMasters Fund	September 2, 1996

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	October 13, 1996

Laudus Small-Cap MarketMasters Fund	August 3, 1997

Schwab Market Track All Equity Portfolio	April 16, 1998

Schwab Institutional Select S&P 500 Fund	October 28, 1998

Schwab Total Stock Market Index Fund	April 15, 1999

Health Care Fund	May 15, 2000

Schwab Hedged Equity Fund	August 6, 2002

Schwab Small-Cap Equity Fund	May 19, 2003

Schwab Dividend Equity Fund	September 23, 2003

Schwab Target 2010 Fund	May 24, 2005

Schwab Target 2015 Fund	November 12, 2007

Schwab Target 2020 Fund	May 24, 2005

Schwab Target 2025 Fund	November 12, 2007

Schwab Target 2030 Fund	May 24, 2005

Schwab Target 2035 Fund	November 12, 2007

Schwab Target 2040 Fund	May 24, 2005

Schwab Large Cap Growth Fund	May 24, 2005

Schwab Fundamental US Large Company Index Fund	February 28, 2007

Schwab Fundamental US Small Company Index Fund	February 28, 2007

Schwab Fundamental International Large Company Index Fund	February 28, 2007

Schwab Fundamental Emerging Markets Large Company Index Fund	November 12, 2007

Schwab Fundamental International Small Company Index Fund	November 12, 2007

Schwab Monthly Income Fund – Moderate Payout	February 25, 2008

Schwab Monthly Income Fund – Enhanced Payout	February 25, 2008

Schwab Monthly Income Fund – Maximum Payout	February 25, 2008

Schwab International Core Equity Fund	February 25, 2008

Schwab Target 2045 Fund	January 14, 2013

Schwab Target 2050 Fund	January 14, 2013

Schwab Target 2055 Fund	January 14, 2013

Schwab Fundamental Global Real Estate Index Fund	September 3, 2014

Schwab Target 2060 Fund	August 18, 2016

Schwab Capital Trust	Charles Schwab Investment Management, Inc.

/s/ George Pereira	/s/ Marie Chandoha
George Pereira SVP & COO	Marie Chandoha President and Chief Executive Officer

Dated as August 18, 2016